Exhibit 10.1



                               COMMITMENT LETTER
                               -----------------

                                                                December 1, 2005

Tierra del Sol Resort (Phase 1), L.P.
c/o Resorts Development Group, LLC 2462
Sand Lake Road
Orlando, FL 32809
Attn.: Malcolm J. Wright

Dear Mr. Wright:

     KeyBank National Association (hereinafter "KeyBank", or "Lender") hereby offers, subject to the terms and conditions hereinafter set forth, to make the following commercial real estate mortgage construction loan (the "Loan"):

BORROWERS:          (I)  TIERRA  DEL  SOL  RESORT  (PHASE  1),  L.P.,  a limited partnership  organized  under  the  laws  of  the  State  of
                    Florida;  (ii)  TDS  TOWNHOMES  (PHASE  1),  LLC,  a limited liability  company  organized under the laws of the State of
                    Florida;   (iii)  COSTA   BLANCA  I  REAL  ESTATE,  INC.,  a
                    corporation  organized  under  the  laws  of  the  State  of
                    Florida;  (iv)  TIERRA  DEL  SOL  (PHASE 2), L.P., a limited partnership  organized  under  the  laws of Florida; (v) TDS
                    AMENITIES,  INC.,  a corporation organized under the laws of
                    the  State   of   Florida;  (vi)   TDS  CLUBHOUSE,  INC.,  a
                    corporation  organized  under  the  laws  of  the  State  of
                    Florida;  (vii)  COSTA BLANCA II REAL ESTATE, LLC, a limited liability  company  organized under the laws of the State of
                    Florida; (viii) COSTA BLANCA III REAL ESTATE, LLC, a limited liability  company  organized under the laws of the State of
                    Florida;  (ix)  TDS  TOWNHOMES  (PHASE  2),  LLC,  a Florida
                    limited  liability  company; and (x) TIERRA DEL SOL RESORTS,
                    INC., a corporation organized under the laws of the State of
                    Florida  (the  foregoing   entities  sometimes   hereinafter
                    collectively referred to as the "Borrowers"). The Borrowers shall be established in a manner satisfactory to Lender, to be special purpose entities (i.e., bankruptcy remote) and are required to have an independent director.

REPAYMENT           Malcolm   J.   Wright   ("Wright").   American   Leisure
GUARANTORS:         Holdings,  Inc.,  a  corporation GUARANTORS: organized under the laws of the State of Florida ("ALH"); and LLC-6, a to be
                    formed  Florida  limited  liability   company,  jointly  and
                    severally.

PERFORMANCE AND     Wright,  ALH,  and  LLC-6,  an  entity  to be formed jointly
COMPLETION          and severally.
GUARANTORS:

COMPLETION          PCL    Construction   Enterprises,   Inc.,   a   corporation
GUARANTOR:          organized  under  the laws of the State of Colorado ("PCL").

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                    The   Repayment   Guarantors,   Performance  and  Completion
                    Guarantors   are  collectively  referred to as "Guarantors".
                                                                    -----------

DESCRIPTION OF      The  Loan  (sometimes  referred  to  herein  as the "Phase I
                                                                         -------
PROJECT             Loan")  is  being   committed  for  the  construction  of  a
                    ----
                    development  known  as  "Tierra del Sol" ("The Resort"). The
                    Loan which is the subject of this Commitment is for the initial phase of Tierra del Sol.

                    Additionally, an entity related to the Lender, KeyBanc Capital Markets ("KeyBanc"), is underwriting the issuance of a Community Development District ("CDD") bonds, with net
                                                          -----
                    proceeds in the amount of approximately $21,500,000.00, which will be used for the payment of Project costs and to purchase common land. Borrowers shall comply with all requirements of KeyBanc with respect to the CDD issuance.

USE OF PROCEEDS:    The   Loan   proceeds   are  to  be   used  solely  for  the
                    development  of Phase 1 (hereinafter called "Phase I" of the
                    Resort)   consisting   of  a   luxury  townhouse/condominium
                    community  consisting  of  114  townhomes  and  180 mid-rise condominiums  (each  townhome  and  condominium  unit  being sometimes referred to herein as a "unit") along with project amenities  including  pools  and a poolside structure dining
                    "grille"    restaurant   to    service    the   pools   (the
                    "Improvements") on land located in Polk County, Florida (the
                     ------------
                    "Land") (the Land, Improvements and all related fixtures and
                     ----
                    personal  property  are  referred  to  as the "Project"), in
                                                                   -------
                    accordance  with  the  Schedule of sources and uses of funds and  the  Project  budget  set forth in EXHIBIT"A", attached
                                                            ----------
                    hereto, approved by the Lender hereunder, as the same may be modified with the prior written approval of the Lender, and to pay such other related expenses and costs as shall be approved in writing by the Lender.

MAXIMUM             The  principal  amount  of  the  Loan shall not exceed FORTY
LOAN AMOUNT:        MILLION  AND  NO/100  DOLLARS  ($40,000,000.00)  or  so much thereof  as  may be advanced from time to time to or for the benefit  of the Borrower subject to the terms and conditions of the Construction Loan Agreement (the "Loan Amount").
                                                             -----------

TERM: If not sooner paid, the entire principal balance outstanding, together with all unpaid interest thereon, fees, and costs and expenses incurred by Lender, shall be due and payable in full on the twenty-four (24) calendar month anniversary of the Date of Closing ("Maturity").
                                                               --------

PRINCIPAL REPAYMENT/The Loan shall be a revolving loan and Borrower may REVOLVING FEATURE: borrow, repay and reborrow funds hereunder to pay costs as shown on the Budget; provided that (i) the maximum principal balance shall never exceed $40,000,000.00; (ii) the aggregate amount borrowed may not exceed $72,550,00.00; and
                    (iii) the Borrowers have at all times complied with the terms and conditions of the Loan Documents. In addition, at Lender's sole discretion and subject to acceptable appraisals, upfront plan and cost reviews, the absence of default and other factors.
                            -----------------

                    CONSIDERED  BY  THE  LENDER,  THE  AGGREGATE AMOUNT OF FUNDS
                    ------------------------------------------------------------
                    BORROWED HEREUNDER  may  be increased, and/or the Lender may
                    ------------------
                    permit  funds to be utilized for additional costs RELATED TO
                                                                ----------------
                    THE DEVELOPMENT OF OTHER PORTIONS OF THE RESORT.
                    -----------------------------------------------

PROJECT EQUITY      Borrowers   shall   provide   evidence   reasonably
REQUIREMENT:        satisfactory to the Lender that the project equity ("Project
                    Equity") invested in the Project is not less than the difference between the total Project Cost as set forth in the Budget and the maximum Phase I Loan amount; provided, however, in no event shall the Project Equity be less than 44% of the total cost of the Project as set out in the Budget approved by the Lender hereunder or $57,913,746.00, whichever is greater. The Project Equity must be either (i) deposited with Lender prior to the Date of Closing, and disbursed prior to the first advance of the Loan or (ii) used to pay Project costs approved by Lender, with evidence of payment delivered to Lender prior to or at Closing of the Loan.

RELEASE PRICE:      Release  Price  for  the  Loan  shall  be the greater of (i)
                    100% of net sales proceeds or (ii) individual unit release prices per a to-be-determined stacking plan (acceptable to Lender) that produces not less than a 1.20x acceleration on the Loan.

INTEREST RATE:      Advances  of  the  proceeds  of  the  Loan  shall  bear
                    interest  at  the  daily,  floating 30- Day Daily Adjustable
                    LIBOR Rate plus the LIBOR Rate Margin. The LIBOR Rate Margin shall be 2.75%. The LIBOR Rate shall be the average rate as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in United States Dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) two (2) business days prior to the date an advance is made in an amount of the advance and with a maturity equal to the applicable Interest
                    Period. The LIBOR Rate will be adjusted for any applicable reserves and taxes if required by future regulations.
                    Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

DEFAULT RATE:       In  the  event  of  any  default, the interest rate shall be the greater of (i) three percent (3%) in excess of the Interest Rate otherwise applicable on each outstanding advance or (ii) eighteen percent (18%), but shall not at any time exceed the highest rate permitted by law.

INTEREST PAYMENTS:  Interest  on  the  principal  balance  outstanding  on  the
                    Loan from time to time shall be due and payable monthly beginning on the 5th day of the first calendar month following the Date of Closing (as hereinafter defined) and continuing on the 5th day of each consecutive calendar month thereafter.

INTEREST RATE       Borrowers  shall  be  required  to  institute  an  interest
PROTECTION:         rate  hedging  program  through  the purchase of an interest rate  swap,  cap,  or  other  such  interest rate protection product ("Interest Rate Protection Product") with respect to
                              --------------------------------
                    the Loan. The Interest Rate Protection Product, the portion of the Loan (if less than the Loan)

                    Amount) to which the Interest Rate Protection Product shall apply, and the financial institution providing the Interest Rate Protection Product shall be subject to the prior approval of the Lender.

                    If Borrowers purchases the Interest Rate Protection Product from the Lender, Borrowers shall enter into the Lender's customary form agreement for such purposes and any indebtedness or other obligations of Borrowers arising under such agreement shall be indebtedness secured by the Mortgage and the other Loan Documents.

LOAN FEES:          At  Closing,  fees  shall  be  payable  by  Borrowers to the
                    Lender as follows:

                    1. COMMITMENT FEE: Upon the Borrowers' acceptance of this Commitment, a Commitment Fee of SEVEN HUNDRED TWENTY-FIVE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($725,500.00) (1% of the Loan amount) shall be paid on or before the Date of Closing.

                    2. LOAN ADMINISTRATION FEE: A Loan Administration Fee of SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) shall be paid on or before the Date of Closing and annually, in advance, thereafter during the term of the Loan.

                    Borrowers acknowledge that each such Fees shall be for the applicable services rendered, supported by good, valuable and adequate consideration. The Commitment Fee and the Loan Administration Fee shall be deemed to be earned by the Lender on the date of this Commitment and shall not be refundable for any reason.

EXPENSES:           Borrowers  shall  pay  all  costs  and  expenses  including
                    (by way of illustration and not limitation): recording fees, title insurance costs, escrow fees, flood zone determination fee, survey fees, appraisal costs, the Lender's outside and in-house attorney's costs and fees, the Lender's document preparation fee, engineer's fee, inspecting architect's fee, environmental audit and site inspection fees, and any and all other costs of the Lender in connection with this Commitment and the Loan.

LATE FEE:           For  any  payment  of  principal  or  interest  made  later than five (5) days following the due date, Borrowers shall pay a late fee equal to the greater of four percent (4%) of the amount of such payment or Twenty-five Dollars ($25.00).

LOAN DOCUMENTS      The  Loan  shall  be  evidenced  by  a  promissory note (the
AND SECURITY FOR    "Note")  for  the  Loan  Amount  and  a  Construction  Loan
THE LOAN:            Agreement, and shall be secured by:

                    1. A mortgage, assignment of leases and rents, security agreement and fixture filing (the "Mortgage") which Mortgage shall convey to Lender (a) a first lien upon the unencumbered fee simple title to the Land and the Improvements and easements and rights of way appurtenant thereto, which Land shall be more fully described in a legal description to be provided by the Borrowers to satisfaction of the Lender, and (b) a first lien and security interest in all fixtures and personal property owned by Borrowers and relating to or located on the Project, and (c) assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and to all present and future rents, leases, issues and profits therefrom;

                         2. A Guaranty of Payment executed by each Repayment Guarantor and pursuant to which the Repayment Guarantors jointly and severally guarantee payment of principal, interest and other amounts due under the Loan;

                         3. A Guaranty of Performance and Completion executed by each Performance and Completion
                              Guarantor and pursuant to which the Performance and Completion Guarantors jointly and severally guarantee the lien-free and timely completion of the Project and Borrowers' obligation to keep the Loan "in balance" and to pay for all cost overruns;

                         4. A Guaranty of Completion executed by the Completion Guarantor and pursuant to which the Completion Guarantor guarantee the lien-free and timely completion of the Project.

                         5. Such UCC Financing Statements describing the personal property relating to the Project as
                              Lender's counsel determines are necessary to perfect or notify third parties of the security interest intended to be created in such property by the Loan Documents;

                         6.   An  Environmental  Indemnity   Agreement  executed
                              by Borrowers and the Guarantors, jointly and severally;

                         7. An assignment of construction documents, including, without limitation, the General Contract, all architecture and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and construction agreements from the General Contractor, the architect and other parties specified by Lender.

                         8. A collateral assignment of all contracts and agreements related to sale of each condominium unit (as applicable).

                         9.   A   collateral    assignment   of   all   purchase
                              deposits.

                         10.  An   assignment   of   any   management   and/or
                              operating agreements.

                         11.  A   Subordination,   Nondisturbance   and
                              Attornment Agreement between Lender and each of the tenants under any lease(s), if applicable; and

                         12.  Such   other   documents,   instruments   or
                              certificates as the Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of the Construction Loan Agreement and the other Loan Documents, and to comply with the laws of this State.

                         All of the foregoing documents (the "Loan Documents") shall be in form and substance acceptable to the Lender and shall remain effective for as long a period of time as any part of the Loan is unpaid.

                         In addition, at Closing, Borrowers shall deliver the opinions of Borrowers' legal counsel, in form and substance acceptable to Lender and Lender's counsel, that

                         a.   With  respect  to  the  Borrowers,  the
                              Guarantors, the Land, and the Project, that: (a) the transactions contemplated by this Commitment do not violate any provision of any law, restriction or the document affecting the Borrowers, the Guarantor(s), the Land, or the Project; (b) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrowers and Guarantor and are enforceable in accordance with their terms; (c) the Borrowers are validly organized and existing corporations and/or limited liability companies under the laws of the State of Florida and qualified to do business in the State of Florida, that each has the legal capacity to own, develop and operate the Land and the Project and to perform its obligations under the Loan Documents, and that the Loan has been duly authorized by the Borrowers; (d) the Guarantors, as applicable, are validly organized and existing corporations and/or limited liability companies under the laws of the State of Florida and qualified to do business in the State of Florida and are duly authorized to execute and deliver the Guaranties; (e) there is no threatened or pending litigation that might affect the Loan, the Guarantor(s), the Land, the Project or the Borrowers; and (f) such other matters (including an opinion with respect to zoning of the Land and the Project) concerning the Loan, the Loan Documents, the Land, the Project, the Borrowers, or the Guarantor, as the Lender or its counsel may require.

                         b. A non-consolidation opinion confirming that the structure of the Loans and the organization of the Borrowers and Guarantors is such that the Borrower will constitute a "special purpose, bankruptcy remote entity", separate from ALH and any other related or commonly owned entities.

PRE-SALE REQUIREMENT:    Borrowers  shall  deliver  to  Lender  prior to Closing
                         fully  executed  Qualified Contracts which will produce
                         aggregate  net  sales proceeds sufficient to cover 120%
                         of  the  MAXIMUM  AGGREGATE  FUNDING  PERMITTED   UNDER
                                  ----------------------------------------------
                         THE Loan. Qualified Contracts  shall have the following
                         ---
                         characteristics:  (i)  must  be  non-assignable WITHOUT
                                                                         -------
                         WRITTEN  PERMISSION  BY  LENDER, WHICH PERMISSION SHALL
                         -------------------------------------------------------
                         NOT  BE  UNREASONABLY  WITHHELD  OR  DELAYED; (ii) must
                         --------------------------------------------
                         indicate  20%  non-refundable deposits; and (iii) Units
                         sold   pursuant   to   Qualified   Contracts   must  be
                         deliverable  within  the  timeframe  required  by   the
                         contract. Furthermore, not more than 35 Phase I units can be sold to individuals/entities associated with the Project.

                         In addition, and as part of the Project Equity requirement, Borrowers shall deliver to Lender, to be held by, and pledged to Lender, Usable Deposits totaling at least $17,209,078.00 on the initial 294 units being developed in Phase I, together with all deposits (collected and to be collected) with regard to the Project; or provide such evidence to Lender, acceptable in Lender's sole discretion, such Usable Deposits have been utilized in accordance with the sources and uses of funds attached as EXHIBIT"A". If Usable Deposits are not equal to or greater than $17,209,078.00, in the aggregate, Borrower's equity requirement shall be increased on a dollar for dollar basis for each dollar that Usable Deposits are less than $17,209,078.00. Usable Deposits are defined as: (i) 10% (2nd 10% deposits) of the gross sales contract price of each Phase I condominium unit; or (ii) 20% of the gross sales contract price of each Phase I townhome unit.

                         Furthermore, prior to funding Phase I Loan proceeds for a particular condominium building, Borrowers shall deliver to Lender contracts of sale, sufficient to Lender, for at least thirty-three (33) of the 36 units contained in each building to be constructed as in Phase I with evidence, sufficient to Lender, that Borrowers have received full twenty percent (20%) deposits for each of said contracts of sale.

APPRAISAL:               Prior  to  Closing,  Lender  must  receive  an  updated
                         written appraisal from Integra Realty Resources based on a bulk discount sellout appraised value of at least
                         $90,700,000.00, and satisfactory to lender in all respects. The appraisal shall be updated, at Borrowers' cost, as and when reasonably requested by Lender.

TITLE INSURANCE POLICY:  Counsel   for   Lender   shall  obtain,  at  Borrowers'
                         expense,  an  ALTA extended coverage lender's policy of
                         title  insurance  meeting  the  requirements set out in
                         EXHIBIT  "D"  attached   hereto  by  a  title   company
                         satisfactory to the Lender in the Loan Amount, insuring the Lender that it has a first lien upon the Project, and including insurance against construction hens and encroachments by or upon the Project and with such endorsements as may be required by the Lender, with all so-called "Standard" exceptions deleted and containing no exceptions other than those specifically approved by the Lender (the foregoing hereinafter referred to as the "ALTA Policy").ONE HALF OF LENDER'S COUNSEL'S
                         PORTION  OF  THE TITLEPREMIUM SHALL BE CREDITED AGAINST
                         THE LEGAL FEES PAYABLE BY THE BORROWERS.


INSURANCE:               Borrowers   shall   obtain   and   maintain   either
                         Builder's Risk insurance coverage or permanent All Risk
                         insurance  coverage as appropriate, satisfactory to the
                         Lender,  on  the  real  estate  and  personal  property
                         securing  this  Phase  I  Loan.  All insurance policies
                         shall  be  issued  by  carriers with a Best's Insurance
                                                                ----------------
                         Reports policy  holder's rating of  A  and a  financial
                         -------
                         size  category   of   Class   X  and  shall  include  a
                         standard  mortgage   clause  (without contribution)  in
                         favor  of and acceptable  to  the  Lender. The policies
                         shall  provide  for  the coverages set forth in EXHIBIT
                                                                         -------
                         "F" attached and any  other  coverage  that  the Lender
                         ---
                         may from time to time deem necessary:

                         Each policy shall provide that it may not be cancelled, reduced or terminated without at least thirty (30) days prior written notice to Lender. The initial policies shall be prepaid and delivered to the Lender prior to closing and all renewal policies shall be deposited with Lender as evidence of such insurance.

ENVIRONMENTAL            Borrowers   shall   provide   evidence   (including  a
                         "Phase  I"  environmental  ASSESSMENT: assessment dated
                         with 6 months from the date of Closing) indicating that
                         the  Land  is  free  from  risk,  in  the Lender's sole
                         judgment,  from   all   hazardous   substances,   toxic
                         substances or hazardous wastes as defined by any federal, state, or local law, statute, ordinance or regulation and is free of all other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, and that the Land is not in a "Wetlands" or "Flood Plain" area, and contains no underground storage tanks or oil or gas wells. The environmental consultant must be acceptable to the Lender and shall be directly engaged by Borrowers at Borrowers' cost. The Lender reserves the right, at Borrowers' expense, to retain an independent consultant to review any such evidence submitted by Borrowers or to conduct its own investigation of the Land.

                         In addition, the Lender may, under appropriate circumstances consider the use of environmental insurance to mitigate the risks of certain conditions.

CONSTRUCTION             The   Lender   shall   require   the   services  of  an
INSPECTIONS:             outside consulting engineer (the INSPECTIONS: "Lender's
                         Consultant"), to be engaged by the Lender at the cost and expense of the Borrowers, to perform the following services on behalf of the Lender:

                         a. To make an initial pre-cost analysis verifying that the Improvements can be completed for the amount available for construction from the Loan budget established by the Lender for the Borrowers;

                         b. To review and advise the Lender whether, in the opinion of the Lender's Consultant, the final plans and specifications are satisfactory for the intended purposes thereof;

                         c. To make monthly inspections and certify that construction is in accordance with the original plans and specifications approved by the Lender to certify that construction has reached the stated percentage of completion, that the monthly requisitions actually reflect the degree of work performed to date and that the undisbursed proceeds of the Loan are sufficient to complete the construction;

                         d. To review and approve construction contracts entered into by the Borrowers or the General Contractor in connection with the construction of the Project, for the purpose of providing the Lender with an opinion as to the costs of construction to be incurred to complete the Project, and also for the purpose of assuring the Lender that all such contracts deal adequately with and include the work required to be performed by the approved final plans and specifications.

NON-ASSIGNABILITY OF     This  Commitment  is  made  exclusively  to  the
COMMITMENT:              Borrowers  and  is  not  assignable  nor  transferable
                         voluntarily or involuntarily by the Borrowers and any such assignment or transfer or attempted assignment, or transfer shall be null and void and shall result in this Commitment being automatically and simultaneously terminated.

LENDER PARTICIPATION/    Borrowers  acknowledges  that,  following  the
SYNDICATIION             Closing,  the  Lender  will  endeavor  to  syndicate or
CONTINGENCY:             participate  portions  of the Loan with other financial
                         institutions. Borrowers agree, at Lender's request, to execute such additional promissory notes and other instruments as may be appropriate to evidence its obligation under the Loan to such syndicate banks as may commit, in the future, to fund a portion of the Loan amount according to the terms of the Construction
                         Loan Agreement.

                         Lender shall be the lead arranger and 'book manager' and will manager all aspects of the syndication, including the selection of lenders, the determination of when lead arranger will approach potential lenders and the final allocation among lenders. Borrowers agree to assist lead arranger actively in achieving a timely syndication that is
                         reasonably  satisfactory   to   lead   arranger,  such
                         assistance to include, among other things, (a) direct contact during syndication between Borrowers' senior officers, representatives and advisors, on the one hand, and prospective lenders, on the other hand at such times and places as lead arranger may reasonably request, (b) providing lead arranger all financial and other information with respect to Borrowers and the transactions contemplated that lead arranger may reasonably request, including but not limited to financial projections relating to the foregoing, and
                         (c) assistance in preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

                         Lender, as Agent, shall be entitled to change the structure or terms of the Loan if Lender determines that such changes are advisable in order to ensure successful syndication or an optimal credit structure for the Loan, provided the total Loan Amount and interest and repayment terms will not change. In addition, this Commitment is subject to (among other things) the absence of (i) a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrowers; and (ii) any material change in loan syndication or financial or capital market conditions generally from those currently in effect.

INDEMNIFICATION:         Borrowers  and  each   Guarantor  agrees  to  indemnify
                         and to defend and hold the Lender harmless against (i) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the transactions contemplated hereby and (ii) any losses, costs, damages or expenses that the Lender may incur, directly or indirectly, including attorneys' fees, as a result of or in connection with the assertion against the Lender of any claims relating to the presence or removal of any environmental contamination on the Project or any adjacent property.

DISBURSEMENT             All   funds   disbursed   under   the   Loan  shall  be
PROCEDURES:              subject  to  the Lender's Construction PROCEDURES: Loan
                         Agreement, which shall contain such terms, covenants, and conditions as shall be satisfactory to the Lender, including without limitation, the following:

                         Draw  Request:   All   requests   for  disbursement  of
                         -------------
                         funds ("Phase I Loan Disbursement") shall be in writing
                                --------------------------
                         using the Lender's standard form of Borrower Certificate and shall be submitted on a Standard AIA Form G702 and G703, including any change orders on a Standard AIA Form G701, and including invoices for any "soft costs," and shall be for costs consistent with the final Project cost breakdown as presented on Lender's standard "Soft and Hard Cost Requisition" form and accepted by the Lender in aggregate total and itemization. Draw requests should not be made more frequently than once per month. Lender may, in its sole discretion permit disbursements for materials stored off-site. Each draw request shall be certified by the Borrowers and approved in writing by the Project
                         Architect or Engineer, and the Lender's independent inspector.

                         Affidavits/Lien  Waivers:  The  Borrowers  shall
                         ------------------------
                         submit with all Draw Requests affidavits certifying all outstanding balances due but unpaid for work in place for the Project. With each draw request, Lender shall have the right to require the Borrowers to deliver to the Lender waivers of hens from contractors in the respective sum received by each such contractor for all of Borrowers' preceding draw requests.

                         Title  Insurance:  Lender  shall  be  provided  with an
                         ----------------
                         endorsement to the ALTA Policy, as of the date of the requested Phase I Loan Disbursement, showing no additional hens or encumbrances upon the Project, including identification of delinquent taxes.

                         Inspections:  All  inspections  shall  be  completed by
                         -----------
                         an agent for the Lender who may require further information, including, but not limited to, documents such as contracts and invoices, to complete the analysis of the Draw Request. The Borrowers shall pay the cost of these inspections as well as offsite stored materials inspections, if applicable.

                         Foundation  Survey:  Upon  completion  of  the  each
                         ------------------
                         foundation, the Borrowers shall submit a foundation survey complying with EXHIBIT "B" attached hereto.
                                               ----------

                         Disbursements:  All  disbursements  shall  be  made
                         -------------
                         within approximately ten (10) days after receipt of all information required by the Lender to approve the requested disbursements.

                         Net  Cash  Flow.  The  Loan  Agreement  shall  require
                         ---------------
                         that all Net Cash Flow from the Project must be deposited with the Lender in a demand deposit account in Borrowers' name but under the Lender's sole dominion and control. Funds deposited in such account shall be applied against the monthly payments on the Loan, and Phase I Loan proceeds will be disbursed from the interest reserve set out in the Budget only to the extent the Net Cash Flow is not sufficient to make the payments. "Net Cash Flow" means the gross income produced by the Project from all sources reduced by (a) ordinary and necessary operating expenses actually incurred and paid with respect to the Project (including amounts paid to affiliates of Borrowers only if preapproved by the Lender), (b) reasonable capital expenditures actually made with respect to the Project (other than those funded out of Phase I Loan proceeds), and (c) reasonable reserves for repairs and replacements to the Project, but only if and to the extent such reserves are funded in cash and deposited with the Lender and pledged to the Lender as security for payment of the Loan.

                         Funds will be disbursed directly into a demand deposit account maintained by Borrowers at the Lender specifically for the Project; provided, however, the Lender reserves the right to pay individual contractors directly or by check jointly payable to Borrowers and any such contractor should circumstances warrant in Lender's sole opinion. At Lender's option, disbursements may be made by Lender into an escrow account and subsequently disbursed to Borrowers by the Title Company.

                         In  Balance:  The  Loan  shall  remain  "in balance" at
                         -----------
                         all times. The Loan shall be deemed to be "in balance" only at such times as Lender determines, in its reasonable discretion, that the then undisbursed portion of the Loan equals or exceeds the amount necessary to pay all work done and not theretofore paid for or to be done in connection with the completion of the construction of the Project in accordance with the plans and specifications or otherwise to be incurred in connection with completion of the Project. If the Lender determines that the Loan is not "in balance", Borrowers shall within ten (10) days after written request by Lender deposit the amount of the deficiency with Lender which shall then be disbursed before any further disbursements of Phase I Loan proceeds. Lender shall not be obligated to make any disbursement of the Loan at any time that the Loan is not in balance.

                         Retainage:   At  the  time  of  each  disbursement  the
                         ---------
                         Lender shall withhold ten percent (10%) (the "Retainage") of the "hard costs" contained on each
                          ---------
                         requested Phase I Loan disbursement (i.e., the total amount then due the General Contractor and the various contractors, subcontractors and material suppliers for costs of construction.) until such time as the Project is 50% complete. Thereafter, the Retainage shall be zero percent (0%). The Retainage shall be held until completion of the Project and disbursed only at the time of the final disbursement of the Loan; provided,
                                                                       --------
                         however,  upon  the  satisfactory completion of 100% of
                         -------
                         the work with respect to any individual trade or the delivery of all materials pursuant to a purchase order in accordance with the plans and specifications as certified by the Lender's consultant, Lender may decide on a case by case basis (but shall not be obligated) to permit retainages with respect to such trade order to be disbursed to Borrowers.

ADDITIONAL LOAN          1.   The  plans  and  specifications,  schedule,
CONDITIONS:                   Budget,and  other written materials related to the
                              construction of the Project shall be subject to Lender's review and approval, including, but not limited to, a soil analysis and evidence of compliance with the Americans with Disabilities
                              Act.

                         2. Construction of the Improvements shall be commenced within thirty (30) days of Closing and shall be completed within twenty-one (21) months.

                         3. Upon completion of all construction and prior to disbursement of the final Retainage, Borrowers shall submit evidence of completion of the Project, consisting of (i) a Certificate of Substantial Completion AIA Form G704 from the supervising architect and General Contractor certifying that the Project has been completed in accordance with the final plans and specifications as approved by the Lender; (ii) a certificate of use and occupancy and any other certificates required by the State of Florida or by any other applicable governmental department, agency or unit; (iii) a complete "As-Built" ALTA/ACSM final survey of the Project complying with EXHIBIT "B" attached hereto; (iv) a rent roll and copies of all leases for the Project; and (v) tenant estoppel certificates in form and substance acceptable to Lender.

                         4. All contracts for sale of condominium or townhome units shall be submitted to and acceptable to Lender in all respects, and must include a delivery date that can be achieved as evidenced by the final construction schedule. PCL to present a final construction schedule to Lender. This final schedule will be reviewed by Lender and its third party construction inspector and must be acceptable in all respects. Additionally, a matrix must be approved by Lender that demonstrates on a unit-by-unit basis that each unit under contract will be delivered within twenty-four (24) months from the date of contract, and not less than three (3) months prior to the required delivery date contained in each respective purchase and sale agreement. No extension of such contracts may be made without Lender's approval.

                         5. Borrowers shall provide Lender with monthly Project sales updates.

                         6. Borrowers and the Guarantor(s) shall submit to Lender: (i) not later than one hundred eighty
                              (180) days after the end of each calendar year, annual Federal Income Tax Returns; (ii) not later than 90 days after the end of each fiscal year, an annual, audited financial statement (or personal financial statement, as applicable to Malcolm J. Wright), and (iii) not later than 45 days after the end of each calendar quarter a company
                              prepared    interim   financial   statement   (as
                              applicable to all Borrowers and Guarantors with the exception of Malcolm J. Wright). Each financial statement shall be prepared by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles. Each financial statement shall be certified as true, complete and correct by its preparer and by Borrowers or, in the case of each of the Guarantors' financial statements, by the Guarantor to whom it relates. In addition, prior to the Date of Closing and then not later than sixty (60) days before the end of each fiscal year of Borrowers, Borrowers shall deliver to Lender the Project's updated annual operating budget for the following fiscal year. Within fifteen (15) days following the end of each month, Borrowers shall deliver to Lender: (i) monthly unaudited operating cash flow statements for the Project, certified as true, complete and correct by Borrowers showing actual sources and uses of cash during the preceding month, and (ii) a current rent roll and a summary of all leasing activity then taking place with respect to the Project, particularly describing the status of all pending lease.

                              negotiations, if any. Borrowers and the Guarantors shall provide such additional financial information Lender reasonably requires. Borrowers shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.

                         7. Borrowers shall erect a sign on the Land indicating that the Lender is the source of financing for the Project and to use the Loan Amount, Borrowers' name and Project location in any advertisement. Borrowers shall pay the costs and expenses associated with such sign.

                         8. Until the Loan is paid in full, neither the Borrowers nor any Guarantor(s) shall, without the prior written consent of the Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance (other than leases for portions of the Project in the ordinary course of business), sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation of, the Project, or any interest in or portion of the Project, or any interest in the Borrowers, which is effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise.

                         9. Provided no Event of Default exists under any of the Loan Documents at any time while the Loan remains unpaid, the Lender will permit Borrowers to pay the Property insurance premiums and real estate taxes related to the Project outside of escrow during the term of the Loan. Borrowers shall furnish to the Lender evidence that the insurance premiums and real estate taxes are paid, at least five (5) days prior to the last date for payment of such amounts before imposition of any penalty or interest or termination of the insurance policy, as applicable.

                         10. $9,090,130.00 of the CDD proceeds must be utilized to purchase the Land from the current owner, an entity related to the Borrowers and then, concurrently, the Borrowers shall cause $7,687,676.00 of such funds to be utilized in the Project with the remaining $1,402,454.00 to be placed in a collateral account to be pledged as additional security for the Loan. Borrowers must demonstrate to Lender's satisfaction that all CDD funds will be utilized for qualified project costs, and in accordance with the sources and uses. Borrower shall assign to Lender any proceeds received from the funding of approximately $26,050,000.00 of Special Assessment Capital Improvement Bonds (the "Bonds") for Phase I issued by the Westridge Community Development District (the "CDD").

                         11.  Borrower   shall   provide   satisfactory
                              agreements related to the CDD Bond issuance and proceeds required among the CDD, the Borrower, Lender, the Bond Trustee, and any other associated parties. Further, during the term of the Loan, no
                                        ----------------------------------------
                              additional  funding  under CDD shall be permitted,
                              --------------------------------------------------
                              and  Borrowers'  shall not seek to amend or modify
                              --------------------------------------------------
                              the CDD. or the documents related thereto, without
                              --------------------------------------------------
                              Lender's consent. which may be granted or withheld
                              --------------------------------------------------
                              in Lender's sole discretion.
                              ---------------------------

                         12. To the extent assignable, Borrower shall assign to Lender all contracts, agreements, proceeds related to the CDD and any associated bond offerings.

                         13.  Borrower   shall   form   a   to-be-determined
                              limited liability company ("LLC-6") and shall fund LLC-6 with cash or comparable liquid assets in an amount equal to or greater than $4,000,000.00, at its option, may elect to invest such funds directly the Bank. In either event, the $4,000,000.00 must be deposited with the Lender in a demand deposit account (in LLC-6's name., if applicable) but under the Lender's sole dominion and control, and said account shall be pledged as additional security for the Loan. The account, as well as the LLC-6 Guaranty, will be released upon full repayment of the Loan.

                         14.  All  project-related  accounts  of  the  Borrowers
                                   ---------------
                              shall  be  maintained  with  Lender, and all funds
                                                           ------
                              thereon shall be pledged as collateral for the Loan.

                         15. In addition to the sums described in Section 14, above, Borrowers and/or Guarantors shall deposit $4,000,000.00 cash in a demand deposit account under the Lender's sole dominion and control, and said account shall be pledged as additional security for the Loan. The account will be released upon full repayment of the Loan.

                         16.  Borrowers    shall   not    obtain    subordinate
                              financing unless approved by Lender.

                         17. Lender must review and approve of all condominium documents, homeowners' association documents, management agreements and CDD documents, and the condominium documents must be approved by all applicable state agencies and filed with the State of Florida.

                         18. Assignment of the operating agreement between American Leisure Hospitality Group and Sonesta Orlando, Inc.

                         19. Satisfactory OF AC and Patriot Act searches. Borrowers and Guarantors shall cooperate with Lender and provide all information necessary to complete searches. Borrowers and Guarantors shall complete the information attached as Exhibit "G".
                                                                    ------------

                         20.  Borrowers,   or   the  escrow  agent  utilized  by
                                            ------------------------------------
                              Borrowers   for  such   purpose,  shall  open  and
                              -----------------------------
                              maintain a depository account with Lender for deposits associated with the Project and for any other portions of the Resort. Escrow Agent for any
                                                    ------
                              and  all deposits associated with the Project must
                              be acceptable to Lender.

                         21.  General   Contractor   will   be   required   to
                              demonstrate full payment and performance bonding or Subguard insurance from Zurich in a form approved by Lender.

                         22. PCL's construction schedule must demonstrate that units can be delivered in July 2006 and each month thereafter to be consistent with the revised paydowns.

                         23.  Upon  pay-off   of   the  Phase  I  Loan,  in  the
                              ----                                       -------
                              event  the  concurrent real estate  loan  made  by
                              -----                  ---- ------              --
                              Lender  to  a  related borrower with regard to the
                              ------
                              Phase  II  portion  of  the  Resort (the "Phase II
                                                      ---  ------       ----- --
                              Loan"),  if  such loan is not then financed with a
                              ----     -------------        ----
                              construction loan or otherwise paid-off in full, then 100% of the net sales proceeds from the closing of Phase I units after repayment of the Phase I Loan will be required to be applied to the principal balance of the Phase II Loan, until paid/refinanced. Notwithstanding the foregoing, in the event that: (i) the Phase II Loan has been repaid and (ii) the clubhouse and any remaining project amenities have not been financed with a separate loan; then 100% of the net sales proceeds from the closing of Phase I units after retiring the Phase I Loan will be held in a Lender controlled account to be used to fund the construction of the clubhouse and any remaining project amenities.

Items to be Delivered    Borrowers   shall   furnish   the   following
PRE-CLOSING              documentation  to  the  Lender  at  least ten (10)
                         business  days  prior  to  Closing,  all  in form,
                         substance  and   execution  satisfactory   to  the
                         Lender:

                         1.   A  complete  set  of  final  plans  and
                              specifications for development of the Project.

                         2. A cost breakdown and itemization of all hard and soft costs for the Project and the sources for payment of such costs (herein called the "Budget). This itemization shall include (i) a summary page indicating costs of land, site work, construction and soft costs on an AIA G703 form and (ii) detailed schedules supporting the site work and construction costs shown on the AIA G703 form according to Construction Standards Institute Division. General Contractor shall provide Lender with proof of required insurance.

                         3. Evidence that the insurance required under this Commitment has been obtained.

                         4.   ALTA/ACSM  Survey  complying  with  the
                              requirements  set  forth  on  Exhibit "B" attached
                                                            -----------
                              hereto.


                         5. All of the Engineer's or Architects' Contracts and the General Contractor's contract and all other primary contracts related to construction of the Project.

                         6. A list of all known and contemplated contractors used for development of the Project.

                         7. Soil analysis (including drainage) by a qualified engineer evidencing that the soil condition is suitable for construction of the Improvements.

                         8. Evidence of compliance with all applicable zoning requirements.

                         9. Evidence of availability of storm and sanitary sewers and all utilities to the Project.

                         10. A Notice of Commencement complying with applicable law.

                         11. Architect's Certificate of Compliance with local governmental zoning and building ordinances and architect's professional liability insurance.

                         12. As applicable, certified copy of Borrowers' Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificates of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Borrowers.

                         13. As applicable, certified copy of Guarantor's Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Guarantor.

                         14. The Borrowers' and any Guarantor's Federal Tax I.D. Number or Social Security Number.

                         15. A Commitment for the issuance of the ALTA Policy and copies of all items listed in Schedule B thereof.

                         16. Construction Schedule setting forth the approximate start and finish dates of all major stages of the Project; such schedule shall provide that the construction of the Improvements shall commence on or before ninety (90) days after the Date of Closing.

                         17.  Prior  to  disbursement  of  Loan  funds
                              ----------------------------------------
                              pertaining  thereto,  evidence  of  all  building
                              ------------------------------
                              permits and governmental approvals necessary for each building to be constructed in the Project.
                              -------------------------------

                         18. Current financial statements of the Borrowers and any Guarantors which indicate no material adverse change from those previously delivered to the Lender.

                         19.  Performance  and  payment  bonds  and/or
                                                                ------
                              'subguard' insurance policy satisfactory to Lender
                              ---------------------------
                              in form and substance.

                         20.  A   report   from   Lender's   Consultant   (a)
                              demonstrating the adequacy of Borrowers' proposed Budget to complete the Project and (b)
                              confirmation that the Construction Schedule is realistic and acceptable in all respects. Additionally, a matrix must be approved by Lender and Lender's Consultant that demonstrates on a unit-by-unit basis that each unit under contract can be delivered not less than three months prior to the required delivery date contained in each respective purchase and sale agreement.

                         21. Federal and state tax lien, judgment, UCC and pending litigation searches for each Co-Borrower and each Guarantor for each state and county in which such entity was formed as well as the State and county in which the Project is located - in each case, not more than dated not more than sixty
                              (60) days prior to the Loan closing.

                         22.  A   duly   executed   Architect's  Certificate  in
                              the form OF EXHIBIT "E" attached hereto.

                         23.  Any   and   all   other   documents   reasonably
                              requested by Lender.

FLOOD PLAIN              The  Lender  shall  obtain,  at  Borrowers'  cost,  a
                         Flood Zone Certificate certifying that the Premises are not located in a special flood hazard area as identified by FEMA.

FINANCIAL CONDITION:     As  of  the  Date  of  Closing of the Loan, there shall
                         have been no material adverse change in the financial condition or credit of any Co-Borrower or any Guarantor or tenant of the Project nor in the value or condition of the Project.

COMMITMENT               This  Commitment  is  open  for  acceptance  by  the
EXPIRATON:               Borrowers  until  5:00  P.M. Orlando, Florida Time five
                         (5) days from the date of this Commitment. If it is not accepted and returned to the Lender with the Commitment
                         Fee by said date, the Commitment shall immediately become null and void without further notice.

PHASE I LOAN CLOSING     The  Loan  shall  be  closed  no  later  than  December
DATE:                    30,  2005,  or this Commitment shall immediately become
                         null and void without further notice. As used herein, "Date of Closing" and "Closing" shall mean that day on which the Mortgage is filed for record with the appropriate county recorders or clerks, and all other conditions of this Commitment are satisfied.

LENDER'S COUNSEL:        The  Lender  will  be  represented  by  the law firm of
                         Foley & Lardner LLP. The principal contact attorney at the firm will be Terence J. Delahunty, Jr., Esq.
                         (Telephone 407.244.3252; Fax 407.648.1743).

MODIFICATION:            This   commitment   replaces   in   its  entirety  that
                         certain  Commitment  among  the  parties  hereto  dated
                         August  15,  2005  and accepted August 16, 2005, and is
                         issued  at  Borrowers'   request   to  address  various
                         modifications to the timing and structure of the Project's development.

     The Lender's obligation under this Commitment shall be subject to satisfaction of all of the conditions contained herein. The issuance of this Commitment shall not prejudice the Lender's rights of review and approval, including without limitation, of all documents and materials heretofore delivered to the Lender by or on behalf of the Borrowers.

     This Commitment shall not be binding upon the Lender unless it is accepted in writing by the Borrowers as provided herein, and delivered along with the non-refundable Commitment Fee to Lender before the Commitment Expiration. The terms of this Commitment, both prior to and after acceptance by Borrowers, may be waived or modified only by a written instrument signed by the Lender and shall survive the execution of the Loan Documents, to the extent not inconsistent therewith. This Commitment shall begoverned by the laws of the State of Florida, without regard to principles of conflict of laws. TIME IS OF THE ESSENCE IN THIS COMMITMENT LETTER.


                          [SIGNATURE PAGES TO FOLLOW]

                                                    KEYBANK NATIONAL ASSOCIATION


                                                    BY:/s/ Robert F. Carmichael
                                                       ------------------------
                                                       Robert F. Carmichael,
                                                       Senior Vice President
                                                       December 13, 2005

                            ACCEPTANCE OF COMMITMENT
                            ------------------------

     The undersigned hereby acknowledges receipt of the foregoing Commitment Letter this day of November, 2005, and does hereby accept all of the terms, conditions and time limitations set forth in the Commitment Letter by the execution of same and by the payment herewith to the Lender of the Commitment Fee referred to herein, which fee the undersigned acknowledges to be non-refundable.

                               BORROWERS;
                               ----------
                               TIERRA DEL SOL RESORT (PHASE 1), L.P., A
                               Florida limited partnership A To Be Formed Entity

                               By: TDSRLP, LLC, a Florida limited liability
                                   Company general partner A To Be Formed Entity

                               By:    /s/ Malcolm J. Wright
                                      ---------------------------------


                               Its:   Its Proposed Authorized Signatory
                                      ---------------------------------

                               TIERRA  DEL  SOL  (PHASE  2),  L.P.,  a
                               limited partnership organized under the laws of the State of Florida A To Be Formed Entity

                               By:    /s/ Malcolm J. Wright
                                      ---------------------------------


                               Its:   Its Proposed Authorized Signatory
                                      ---------------------------------

                               TDS TOWNHOMES (PHASE 1), LLC, a Florida limited liability company A To Be Formed Entity

                               By:   /s/ Malcolm J. Wright
                                     --------------------------------


                               Its:  Its Proposed Authorized Signatory
                                     ---------------------------------

                               TDS TOWNHOMES (PHASE 2), LLC, a Florida limited liability company A To Be Formed Entity

                               By:  /s/ Malcolm J. Wright
                                    --------------------------------


                               Its: Its Proposed Authorized Signatory
                                    ---------------------------------

                               COSTA  BLANCA  I  REAL  ESTATE,  INC.,  A
                               Florida corporation

                               By:/s/ Malcolm J. Wright
                                  ---------------------------------


                               Its: President
                                   --------------------------------


                               COSTA BLANCA II REAL ESTATE, LLC., A limited liability company organized under the laws of the State of Florida

                               By: /s/Malcolm J. Wright
                                  ---------------------------------


                               Its: President
                                   --------------------------------


                               COSTA BLANCA III REAL ESTATE, LLC., A limited liability company organized under the laws of the State of Florida

                               By: /s/ Malcolm J. Wright
                                  ----------------------------------


                               Its: President
                                   ---------------------------------


                               TDS Amenities, Inc., a Florida Corporation

                               By: /s/ Malcolm J. Wright
                                  ----------------------------------

                               Its: President
                                    --------------------------------

                               TIERRA DEL SOL RESORTS, INC., a Florida corporation

                               By: /s/ Malcolm J. Wright
                                  ----------------------------------


                               Its: President
                                   ---------------------------------


                               TDS  CLUBHOUSE,  INC.,  a  corporation
                               organized under the laws of the State of Florida

                               By: /s/ Malcolm J. Wright
                                  -----------------------------------


                               Its: President
                                   ----------------------------------

                                   GUARANTORS;


                                   /s/ Malcolm J. Wright
                                   ---------------------
                                   MALCOLM J. WRIGHT

                                   AMERICAN LEISURE HOLDINGS, INC., A
                                   Florida corporation

                                   By: /s/ Malcolm J. Wright
                                      -------------------------------


                                   Its: CEO
                                       -------------------------------